SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

CSX Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule  0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On June 20, 2008, the U.S. Court of Appeals for the Second Circuit (the “Court”) issued an order granting the Company’s motion for an expedited appeal and argument in connection with the lawsuit filed by the Company against The Children's Investment Fund and 3G Capital Partners (together, the “TCI Group”) on March 17, 2008.  The Court denied the Company’s motion for an injunction to hold in escrow approximately 6.4 percent of the Company’s common stock, which the TCI Group acquired prior to fulfilling the disclosure requirements set forth in Section 13(d) of the Securities Exchange Act of 1934.  The court order is attached hereto as Exhibit 99.1.

On June 23, 2008, in connection with the 2008 annual meeting of shareholders, the Company issued a letter as well as an email to shareholders, which are attached hereto as Exhibits 99.2 and 99.3, respectively.